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                                                                   Exhibit 10.29

                                    AGREEMENT
                                    ---------

         THIS AGREEMENT (the "Agreement") is made and entered into as of this 25th day of October, 1999, by and between Waterlink, Inc., a Delaware corporation (the "Company"), and Theodore F. Savastano ("Savastano") and is effective as of the close of business on the earlier of the date of the Company's 2000 Annual Meeting of Stockholders and January 31, 2000 (the "Effective Date").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, Savastano is employed by the Company as Chairman of the Board pursuant to that certain Employment Agreement (the "Employment Agreement") dated May 23, 1997 by and between Savastano and the Company; and

         WHEREAS, Savastano desires to retire from his position of employment with the Company effective on the Effective Date and the Company desires to facilitate such retirement.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1. TERMINATION OF EMPLOYMENT. The Company and Savastano hereby agree that (i) effective on the Effective Date (the "Retirement Date"), Savastano's employment with the Company will, without further action on the part of either party hereto, terminate, including his positions as Chairman of the Board of the Company and all positions he holds as of such date with any subsidiaries of the Company and (ii) the Employment Agreement will be terminated effective as of the Retirement Date, and as of and subsequent to such date will be of no further force or effect.

2. COMPENSATION.

                  2.1 TERMINATION PAYMENT. As consideration for the termination of the Employment Agreement, the Company shall pay to Savastano an amount equal to $480,000, such amount to be payable to Savastano in forty-eight (48) equal semi-monthly installments of $10,000 commencing on the Retirement Date. The payments described in this Section 2.1 are collectively referred to as the "Retirement Payment." In the event of Savastano's death prior to his receipt of the entire Retirement Payment, the Company shall continue paying the Retirement Payment to Savastano's heirs or estate in the installments referred to in this Section.

                  2.2 BENEFITS. The Company agrees to maintain in full force and effect, for the continued benefit of Savastano (and, in the event of his death, of his surviving spouse), until

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         the earlier to occur of (i) October 31, 2002 (such period being referred to herein as the "Payment Period") and (ii) the date upon which Savastano commences full-time employment (the earlier of such periods being referred to herein as the "Benefits Period"), all benefits and perquisites provided to him prior to the Retirement Date (other than disability benefits, which shall not be provided), including all medical, dental, hospitalization, health and accident insurance benefits, plans or programs in which Savastano (or, in the case of his death, his surviving spouse) was entitled to participate immediately prior to the Retirement Date (collectively, the "Medical Programs"); provided, however, that if, upon Savastano's commencement of full-time employment during the Payment Period, he shall not be eligible to immediately participate in such new employer's medical, dental, hospitalization, health and accident insurance benefits or if such programs shall exclude, or limit benefits with respect to pre-existing conditions, then Savastano shall continue to be covered by the Medical Programs until the earlier of (i) the conclusion of the Payment Period and (ii) the date upon which Savastano may participate in such new employer's programs without any such limitations or restrictions. Neither the Payment Period nor the Benefits Period extends any "COBRA" coverage period. In the event that Savastano's participation in any of the Company's benefits, plans or programs is barred, the Company shall arrange to provide Savastano with benefits substantially similar to those which Savastano would otherwise have been entitled to receive under such plans and programs. In furtherance and not in limitation of the foregoing, the Company agrees to continue to pay to the lessor of the automobile presently leased by the Company for Savastano's use, during the Benefits Period, aggregate payments of $1,000 per month, payable on the first day of each month during the Benefits Period with respect to such automobile (plus maintenance and insurance in accordance with current practices) and at the end of the term of the lease for such automobile, allow Savastano to exercise the Company's purchase option for such automobile. The Company shall also maintain for Savastano, for a period of five (5) years after the Retirement Date, a directors' and officers' liability insurance policy not less favorable than any policy that the Company maintains for its directors and executive officers in general.

                  2.3 STOCK OPTIONS. In connection with his employment with the Company, Savastano has been granted stock options to purchase 100,000 shares (the "Option Shares") of the common stock of the Company (the "Stock Options") under the Company's 1995 Stock Option Plan (the "Plan") and pursuant to a Stock Option Agreement between Savastano and the Company, dated June 15, 1996 (the "Stock Option Agreement"). Savastano shall be entitled to exercise all of the Stock Options until the close of business on the second anniversary of the Retirement Date (the "Sale Period") without regard to the vesting criteria otherwise contained therein; provided, however, that Savastano shall not sell the Option Shares purchased upon exercise of the Stock Options in an amount exceeding 10,000 shares per week. The Company agrees that at all times during the Sale Period, the acquisition by Savastano of the Option Shares shall be registered under a registration statement on Form S-8 or other appropriate form (a "Registration Statement") filed with and declared effective by the Securities and Exchange Commission (the "SEC") and the Company shall take all action that may be necessary to
         (i) cause the Registration Statement to remain

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         effective and to otherwise comply with all applicable laws and regulations and (ii) permit the sale by Savastano, without any limitation as to volume (other than as set forth in this Section 2.3 or which may be applicable to "affiliates" pursuant to Rule 144 promulgated under the Securities Act of 1933), of the Option Shares. To the extent that a Registration Statement is not effective or does not contain all information required to be disclosed therein at any time during the Sale Period, the Sale Period shall be extended by the number of days during such period that such Registration Statement was not effective or did not contain all information required to be disclosed therein.

3.       CONFIDENTIAL INFORMATION.

                  3.1 Savastano hereby acknowledges that, in the course of his employment by the Company, he has had access to secret and confidential information which relates to or affects all aspects of the business and affairs of the Company, its subsidiaries, affiliates or divisions, and which are not available to the general public ("Confidential Information"). Without limiting the generality of the foregoing, Confidential Information shall include information relating to inventions developments, specifications, technical and engineering data, information concerning the filing or pendency of patent applications, business ideas, trade secrets, products under development, production methods and processes, sources of supply, marketing plans, and the names of any customers or prospective customers or of any persons who have or shall have traded or dealt with the Company. Accordingly, Savastano agrees that he will not disclose or furnish any Confidential Information to any person, firm, corporation or other entity without the express prior written consent of the Company. Notwithstanding the foregoing, the term Confidential Information shall not include information or data which (i) is now or hereafter in the public domain, other than as a result of the breach of this Section 3 by Savastano, (ii) prior to the date of commencement of Savastano's employment by the Company was known to Savastano, (iii) is, after the Retirement Date, lawfully acquired by Savastano from a third party who, to Savastano's knowledge, is not prohibited from disclosing such data or information to Savastano or (iv) is required to be disclosed by court order or other legal process. In the event that Savastano receives a request or demand to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a court of competent jurisdiction or otherwise, Savastano agrees to (x) promptly notify the Company of the existence, terms and circumstances surrounding such a request so that the Company may seek a protective order or other appropriate relief or remedy and (y) if disclosure of such information is required, disclose such information and, subject to reimbursement by the Company of Savastano's expenses, cooperate with the Company in its efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which the Company so designates.

                  3.2 Savastano hereby acknowledges and agrees that any and all models, prototypes, notes, memoranda, notebooks, drawings, records, plans, documents or other material in physical form which contain or embody Confidential Information, whether created or prepared by Savastano or by others ("Confidential Materials"), which are in Savastano's

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         possession or under his control, are the sole property of the Company.
         Accordingly, Savastano hereby represents that Savastano has returned to the Company all Confidential Materials and all copies thereof in his possession or under his control and has not retained any copies of Confidential Materials.

4. NON-COMPETITION.

                  4.1 Savastano agrees that for a period commencing on the Retirement Date and concluding upon the earlier to occur of (a) two (2) years after the Retirement Date and (b) the date subsequent the Retirement Date upon which the Company is in material breach of any material provision of this Agreement (provided that Savastano notifies the Company in writing of such breach and the Company does not cure such breach within ten (10) days of the receipt of such notice from Savastano), Savastano shall not own, manage, operate, control or participate in the ownership, management, operation or control or be employed by or connected in any manner with, any business, firm or corporation which is or may be in competition with the business of the Company, its subsidiaries, affiliates or divisions as such business is constituted on the Retirement Date.

                  4.2 Anything to the contrary herein notwithstanding, the provisions of this Section 4 shall not be deemed violated by the purchase and/or ownership by Savastano of shares of any class of equity securities (or options, warrants or rights to acquire such securities, or any securities convertible into or exchangeable or exercisable for such securities) (x) of the Company (or any successor thereto), (y) representing (together with any securities which would be acquired upon the exercise of any such options, warrants or rights or upon the conversion of any other security convertible into or exchangeable or exercisable for such securities) three percent (3%) or less of the outstanding shares of any such class of equity securities of any issuer whose securities are traded on a national securities exchange or listed by NASDAQ, the National Quotation Bureau Incorporated or any similar organization; provided, however, that Savastano shall not be otherwise connected with or active in the business of the issuers described in this Section 4.2 or (z) of any entity which is then employing Savastano. Further, notwithstanding anything herein to the contrary, in the event that Savastano identifies a potential acquisition, his participation in which would violate the provisions of Section 4.1, whether participating in the acquisition directly, or indirectly or as an intermediary, or otherwise, Savastano shall present such potential acquisition to the Company prior to presenting the acquisition to any third party (including himself or any group in which he is a party). In the event that the Company determines not to pursue the potential acquisition, Savastano may pursue such acquisition, whether as a participant or an intermediary. The Company will notify Savastano of the Company's determination within fifteen days of its receipt of notice thereof from Savastano. If the Company expresses an interest in pursuing such acquisition Savastano shall deal with the Company exclusively for forty-five (45) days after Savastano's receipt of the Company's determination notice to that effect so long as during such period the Company is pursuing such acquisition in good faith. If no definitive agreement for such acquisition is entered into within such period, Savastano

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         may pursue such acquisition, as a participant or as an intermediary with parties other than the Company. Savastano's participation in, as an intermediary or otherwise, or consummation of such acquisition in accordance with this Section 4.2 shall not be deemed to violate the provisions of Section 4.1.

5. REMEDY FOR BREACH. Savastano hereby acknowledges that in the event of any breach or threatened breach by him of any of the provisions of Sections 3 or 4 of this Agreement, the Company would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, Savastano hereby agrees that, in such event, the Company shall be entitled, and notwithstanding any election by the Company to claim damages, to obtain a temporary and/or permanent injunction to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Company may have at law or in equity.

6.       REPRESENTATIONS AND WARRANTIES.

                  6.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that:

                           (a) It has the full power and authority to consummate
                  all transactions required of it by this Agreement. It has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, when duly authorized, executed and delivered by Savastano will constitute a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and by equitable principles of general application (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any such proceeding may be brought;

                           (b) Neither the execution and delivery of this
                  Agreement, the consummation of the transactions required of it herein, nor the fulfillment of, or compliance with, the terms and conditions of this Agreement will conflict with, or result in, a breach of any of the terms, conditions or provisions of its charter or by-laws or any material agreement or instrument to which it is now a party or by which it is bound or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject;

                           (c) There is no litigation pending or, to its
                  knowledge, threatened, which if determined adversely to it, would adversely affect the execution, delivery or enforceability of this Agreement, or its ability to perform its obligations in accordance

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                  with the terms hereof, or which would have a material adverse effect on its financial condition; and

                           (d) No consent, approval, authorization or order of
                  any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement.

                  6.2 REPRESENTATIONS AND WARRANTIES OF SAVASTANO. Savastano hereby represents and warrants that:

                           (a) He has the full power and authority to consummate
                  all transactions required of him by this Agreement. He has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, when duly authorized, executed and delivered by the Company will constitute a legal, valid and binding obligation, enforceable against him in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and by equitable principles of general application (regardless of whether considered in a proceeding in equity or at law) and the discretion of the court before which any such proceeding may be brought;

                           (b) Neither the execution and delivery of this
                  Agreement, the consummation of the transactions required of him herein, nor the fulfillment of, or compliance with, the terms and conditions of this Agreement will conflict with, or result in, a breach of any of the terms, conditions or provisions of any material agreement or instrument to which he is now a party or by which he is bound or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which he or his property is subject;

                           (c) There is no litigation pending or, to his
                  knowledge, threatened, which if determined adversely to him, would adversely affect the execution, delivery or enforceability of this Agreement, or its ability to perform his obligations in accordance with the terms hereof, or which would have a material adverse effect on his financial condition; and

                           (d) No consent, approval, authorization or order of
                  any court or governmental agency or body is required for the execution, delivery and performance by him of, or compliance by him with, this Agreement.





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7.       RELEASE.

                  7.1 Savastano, for himself and his heirs, personal representatives and members of his immediate family, voluntarily releases and forever discharges the Company, its affiliates, and its and their respective officers, directors, employees, agents, advisors, stockholders, successors and assigns, both individually and in their official capacities with the Company and/or its affiliates, of and from any and all actions or causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, claims, charges, complaints, contracts, agreements, trespasses, damages, judgments, commissions, executions, demands and promises whatsoever, in law or equity, which Savastano, his heirs, executors, administrators, successors and assigns may now have or hereafter can, shall or may have for, upon, or by reason of any and all matters arising out of his relationship with the Company and/or its affiliates, and including, but not limited to, any claims regarding any alleged violation of Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Age Discrimination in Employment Act of 1967 as amended, 42 U.S.C. Section 1981, Ohio Revised Code Section 4112.02(A) and (N), the Vocational Rehabilitation Act, the Equal Pay Act of 1963, the National Labor Relations Act and any other alleged violation of any local, state or federal statutory or common law, regulation or ordinance, and/or public policy, contract or tort law, having any bearing whatsoever on his relationship with the Company and/or its affiliates, including, without limitation, the terms and conditions and/or cessation of his employment or the termination of the Employment Agreement; provided however, that notwithstanding the foregoing provisions of this release, this release shall not apply to and Savastano reserves the following (i) any rights, claims and causes of action he may have arising out of or resulting from the non-performance or breach of the terms and conditions of this Agreement and the Stock Option Agreement between the Company and Savastano and
         (ii) any right, claims and causes of action that Savastano may acquire solely as a stockholder or option holder of the Company and only with respect to matters arising after the Retirement Date; provided, however, that Savastano may only join in, but may not initiate, any stockholder class action or stockholder derivative lawsuit against, or in the name of, as the case may be, the Company. This release is for any relief, no matter how denominated, including but not limited to wages, back pay, front pay, compensatory damages or punitive damages. Savastano understands, acknowledges and agrees that by signing this Agreement, he is waiving the right to recover in any proceeding he may bring before the U.S. Equal Employment Opportunity Commission or in any proceeding brought by the U.S. Equal Employment Opportunity Commission on his behalf. Savastano further agrees that he will not file or permit to be filed on his behalf any such claim.

                  7.2 The Company voluntarily releases and forever discharges Savastano of and from any and all actions or causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, claims, charges, complaints, contracts, agreements,

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         trespasses, damages, judgments, commissions, executions, demands and promises whatsoever, in law or equity, which the Company may now have or hereafter can, shall or may have for, upon, or by reason of any and all matters arising out of Savastano's relationship with the Company and/or its affiliates, and including as an officer, director, employee and stockholder of the Company and/or its affiliates, and including, but not limited to, all claims for officer loans and advances made to Savastano; provided, however, that notwithstanding the foregoing provisions of this release, the Company hereby reserves any rights, claims and courses of action it may have arising out of or resulting from breach of the terms and conditions of this Agreement. The Company further agrees to defend, indemnify and hold Savastano absolutely harmless from any and all claims asserted in the future by any person arising out of, or in any way connected to, Savastano's employment relationship with the Company, excluding claims by Savastano or the Company against the other with respect to this Agreement or the Employment Agreement.

8.       RIGHT TO CONSIDER AND REVOKE.

                  8.1 The Company agrees that Savastano may consider whether to agree to the terms and conditions contained herein for a period of twenty-one (21) days after the date the Company executes this Agreement. Accordingly, Savastano may execute and return a countersigned copy of this Agreement to the Company on or prior to November 15, 1999 to acknowledge his understanding of and agreement with the foregoing.

                  8.2 This Agreement will become effective, enforceable and irrevocable seven (7) days after the date on which Savastano executes it. During the seven-day period ending on such Date, Savastano may revoke his agreement to accept the terms hereof by so indicating in writing to the Company hereunder, whereupon this Agreement will terminate and be of no force and effect.

9. NON-DISCLOSURE OF AGREEMENT. Savastano and the Company mutually agree not to disclose, either directly or indirectly, any information whatsoever regarding the existence or substance of this Agreement to any person or organization, except as may be required by the securities laws or other relevant law. The provisions of this Section 9 specifically exclude members of Savastano's immediate family, his and the Company's respective legal counsel and accountants (each of which will be advised of the confidential nature, and the prohibition on the disclosure of, terms and provisions of this Agreement) and include, but are not limited to, members of the media, members of the financial community, present and former employees (excluding current executive officers and directors of the Company), customers and suppliers of, and lenders to, the Company, its affiliates and other members of the public.

10. NON-DISPARAGEMENT. Savastano and the Company mutually agree not to make any statements, in writing or otherwise, that may disparage the reputation or character of the other party hereto (and, with respect to the Company and its affiliates, its and their respective officers, directors,

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employees and agents), at any time from and after the date hereof for any reason whatsoever, except in connection with any litigation or administrative proceedings by or between Savastano and the Company. Savastano and the Company each acknowledge that, to the date hereof, he or it, as appropriate, has not made disparaging remarks regarding the other.

11. KNOWLEDGE AND CONSENT OF PARTIES. The parties hereto mutually warrant and represent that they have read and understand this Agreement and that this Agreement is executed voluntarily and without duress or undue influence on the part of or on behalf of either party hereto. The parties hereby acknowledge that they have been represented in negotiations and for the preparation of this Agreement by counsel of their own choice; that they have read this Agreement; and that they are fully aware of the contents of this Agreement and of the legal effect of each and every provision hereof. It is acknowledged and agreed by each of the parties to this Agreement that each of the parties has participated in the drafting of this Agreement and that any claimed ambiguity should not be construed for or against any such party on account of such drafting.

12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or by telecopy (immediately followed by telephone confirmation of delivery of such telecopy with the intended recipient of such notice and by notice in writing sent promptly by registered or certified mail as provided above) to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

         To the Company:            Waterlink, Inc.
                                    4100 Holiday Street, N.W.
                                    Canton, OH  44718-2532
                                    Telephone:  (330) 649-4000
                                    Telecopy:  (330) 649-4008
                                    Attention: President

         With copies to:            Ira Kaplan, Esq.
                                    Benesch, Friedlander, Coplan & Aronoff LLP
                                    2300 BP America Building
                                    200 Public Square
                                    Cleveland, OH 44114-2378
                                    Telephone:  (216) 363-4500
                                    Telecopy:  (216) 363-4588

         To Savastano:              Theodore F. Savastano
                                    2436 Brentwood Road, N.W.
                                    Canton, OH 44708
                                    Telephone: (330) 477-2186

         With a copy to:            Scott Zimmerman, Esq.

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                                    Shereff, Friedman, Hoffman & Goodman LLP
                                    919 Third Avenue
                                    New York, NY 10022
                                    Telephone: (212) 758-9500
                                    Telecopy: (212) 758-9526

         All such notices and communications shall be deemed to have been received on the date of personal delivery, on the date that the telecopy is confirmed as having been received or on the third business day after the mailing thereof, as the case may be.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such matters. Savastano and the Company mutually agree to deliver all such other documents and to do and perform all such other acts as may be reasonably be required from time to time in connection with this Agreement.

14. BINDING EFFECT; THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon Savastano. "Successors and Assigns" shall mean, in the case of the Company, any successor pursuant to a merger, consolidation, or sale, or other transfer of all or substantially all of the assets of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Savastano, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, "Company" shall mean Waterlink, Inc. and any successor to its business and/or assets.

15. NO ASSIGNMENT. This Agreement may not be assigned by Savastano, but may be assigned by the Company to any affiliate thereof and to any successor to its business or the purchaser of all or substantially all of its assets.

16. AMENDMENT OR MODIFICATION; WAIVER. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by all parties hereto. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

17. ADMISSION; EVIDENCE. The execution of this Agreement shall not be deemed an admission of any wrongdoing, liability or unlawful conduct on the part of Savastano and/or the

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Company, its affiliates, divisions, officers, employees, agents, successors or assigns. Neither this Agreement nor any portion hereof shall be admissible evidence in any proceeding whatsoever involving any party other than Savastano, the Company or their representatives or successors hereto.

18. FEES AND EXPENSES. The Company will reimburse Savastano for the reasonable attorney's fees incurred by him in connection with the negotiation and preparation of this Agreement. If either party institutes any action or proceedings to enforce any rights the party has under this Agreement, or for damages by reason of any alleged breach of any provision of this Agreement, or for a declaration of each party's rights or obligations hereunder or to set aside any provision hereof, or for any other arbitral or judicial remedy, each party shall be responsible for its own costs and expenses incurred thereby, including but not limited to, attorneys' fees and disbursements.

19. GOVERNING LAW; ARBITRATION. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the internal laws of the State of Ohio, without regard to its conflicts of law rules. Any controversy or claim arising out of or relating to this Agreement, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitration shall be held in Canton, Ohio or such other place as may be agreed upon at the time by the parties to the arbitration.

20. TITLES. Titles to the Sections and subsections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section.

21. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together shall constitute one agreement. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

22. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms and provisions of this Agreement in any other jurisdiction.


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

                                      WATERLINK, INC.



                                      By: /s/ T. Scott King
                                         ------------------------------------
                                               Name: T. Scott King
                                               Title: President

                                          /s/ Theodore F. Savastano
                                         ------------------------------------
                                               Theodore F. Savastano













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